Exhibit 4.9

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN, FINANCING OR INDEBTEDNESS ARRANGEMENT SECURED BY THE SECURITIES.

NOTE

Lender: Deerfield Private Design Fund IV, L.P.
Principal Amount: $16,666,666.67	August 9, 2018

FOR VALUE RECEIVED, each of the undersigned, Endologix, Inc., a Delaware corporation, CVD/RMS Acquisition Corp., a Delaware corporation, Nellix, Inc., a Delaware corporation, TriVascular Technologies, Inc., a Delaware corporation, TriVascular, Inc., a California corporation, TriVascular Canada, LLC, a Delaware limited liability company, TriVascular Sales LLC, a Texas limited liability company, and RMS/Endologix Sideways Merger Corp., a Delaware corporation (collectively, the “Borrowers”), hereby unconditionally promises to pay to the Lender set forth above (the “Lender”) the principal amount set forth above, or, if less, the aggregate unpaid principal amount of the Loan (as defined in the Credit Agreement referred to below) of the Lender to the Borrowers, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrowers promise to pay interest on the outstanding principal amount of the Loan and any overdue interest from and after the Closing Date until such outstanding principal amount of the Loan and any overdue interest are paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by each Borrower.

Principal and interest are payable in Dollars to the Lender in the manner set forth in the Credit Agreement.

This Note (this “Note”) is one of the “Notes” referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of August 9, 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, the other Credit Parties party thereto, the Lenders party thereto and Deerfield ELGX Revolver, LLC, as agent for the Secured Parties, and the other Security Documents. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Loans by the Lender to the Borrowers in an aggregate amount not to exceed at any time outstanding the principal amount set forth above, the indebtedness of the Borrowers resulting from such Loan being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note and the termination of the Revolver Commitments upon the happening of certain stated events and also for prepayments pursuant to Section 2.03 and the other provisions of the Credit Agreement on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Section 1.04 (Construction) and Article XII (CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION) thereof.

This Note is assignable or transferable only to the extent such assignment or transfer is permitted pursuant to the terms of the Credit Agreement.

Subject to the terms of the Credit Agreement, all payments will be free and clear of, and without deduction or withholding for, any present or future taxes. The Borrowers shall pay all and any costs (administrative or otherwise) imposed by the Borrowers’ banks, clearing houses, or any other financial institution, in connection with making any payments hereunder.

The Borrowers shall pay all costs and expenses (including attorney’s fees) of the Lender incurred in connection with this Note in accordance with Section 15.07 of the Credit Agreement.

Other than those notices expressly required to be provided by the Lender to the Borrower Representative under the terms of the Credit Agreement, the Borrowers and every endorser of this Note, or the obligations represented hereby, expressly waives presentment, protest, demand, notice of dishonor or default, and notice of any kind with respect to this Note and the Credit Agreement or the performance of the obligations under this Note and/or the Credit Agreement. No renewal or extension of this Note or the Credit Agreement, no delay in the enforcement of payment of this Note or the Credit Agreement, and no delay or omission in exercising any right or power under this Note or the Credit Agreement shall affect the liability of any Borrower or any endorser of this Note.

No delay or omission by the Lender in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude the full exercise thereof or the exercise of any other power or right. The provisions of this Note may be waived or amended, restated, supplemented or otherwise modified only in a writing signed by the Borrower Representative and the Lender.

This Note shall be governed by, and be construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be performed in such State.

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed and delivered by their duly authorized officers as of the day and year set forth above.

ENDOLOGIX, INC.,
a Delaware corporation

By:	/s/ Vaseem Mahboob
Name:	Vaseem Mahboob
Title:	Chief Financial Officer

CVD/RMS ACQUISITION CORP.,
a Delaware corporation

By:	/s/ Vaseem Mahboob
Name:	Vaseem Mahboob
Title:	Chief Financial Officer

NELLIX, INC.,
a Delaware corporation

By:	/s/ Vaseem Mahboob
Name:	Vaseem Mahboob
Title:	Chief Financial Officer

TRIVASCULAR TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Vaseem Mahboob
Name:	Vaseem Mahboob
Title:	Chief Financial Officer

TRIVASCULAR, INC.,
a California corporation

By:	/s/ Vaseem Mahboob
Name:	Vaseem Mahboob
Title:	Chief Financial Officer

TRIVASCULAR CANADA, LLC,
a Delaware limited liability company

By:	/s/ Vaseem Mahboob
Name:	Vaseem Mahboob
Title:	Chief Financial Officer

[Signature Page to Note]

TRIVASCULAR SALES LLC, a Texas limited liability company

By:	/s/ Vaseem Mahboob
Name:	Vaseem Mahboob
Title:	Chief Financial Officer and Secretary

RMS/ENDOLOGIX SIDEWAYS
MERGER CORP., a Delaware corporation

By:	/s/ Vaseem Mahboob
Name:	Vaseem Mahboob
Title:	Chief Financial Officer and Secretary

[Signature Page to Note]